Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma financial information has been derived from Professional Diversity Network Inc.’s (“Professional Diversity”) and NAPW’s respective historical audited financial statements as of and for the year ended December 31, 2013.

The following unaudited pro forma condensed combined financial statements give effect to the Merger Transaction (as defined below) between Professional Diversity and NAPW. The unaudited pro forma condensed combined financial statements are intended to show how the Merger Transaction might have affected the historical financial statements of Professional Diversity if the Merger Transaction had been completed at an earlier time. The unaudited pro forma adjustments are based upon certain assumptions that we believe are reasonable, as set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma adjustments reflecting the completion of the Merger Transaction are based upon the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America.

The unaudited pro forma condensed combined balance sheet as of June 30, 2014 combines Professional Diversity’s and NAPW’s balance sheets, each as of June 30, 2014, giving effect to the Merger Transaction as if the Merger Transaction had occurred on March 31, 2014. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 combines Professional Diversity’s statement of comprehensive loss and NAPW’s statement of operations for their respective periods, giving effect to the Merger Transaction as if the Merger Transaction had occurred on January 1, 2014. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 combines Professional Diversity’s statement of comprehensive loss and NAPW’s statement of operations for their respective periods, giving effect to the Merger Transaction as if the Merger Transaction had occurred on January 1, 2013.

The historical financial data has been adjusted to give effect to pro forma events that are (i) directly attributable to the Merger Transaction, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed using information available to date and have been prepared to illustrate the estimated effect of the Merger Transaction and certain other adjustments. The actual adjustments described herein are expected to change based upon the finalization of valuations related to the Merger Transaction.

The pro forma adjustments included herein are subject to change depending on changes in the components of assets acquired and liabilities assumed and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price of NAPW will be determined after completion of a thorough analysis to determine the fair value of NAPW’s tangible and identifiable intangible assets and liabilities as of the acquisition date. Increases or decreases in the estimated fair values of the net liabilities assumed may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact the statement of operations. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Professional Diversity would have been had the Merger Transaction occurred at an earlier date, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined balance sheet and statement of operations should be read in conjunction with the historical financial statements and related notes thereto contained in Professional Diversity’s 2013 Annual Report on Form 10-K, filed on March 23, 2014, with the Securities and Exchange Commission (the “SEC”), the historical financial statements and related notes thereto contained in Professional Diversity’s Quarterly Report on Form 10-Q, filed on August 14, 2014, with the SEC and the historical financial statements and related notes of NAPW, included elsewhere in this report.

Actual results may be materially different from the pro forma information presented.

The Merger Transaction

On July 11, 2014, Professional Diversity, NAPW Merger Sub, Inc., a wholly-owned subsidiary of Professional Diversity (“Merger Sub”), NAPW, and Matthew B. Proman, the sole shareholder of NAPW, (“Mr. Proman”) entered into an Agreement and Plan of Merger, pursuant to which, among other things, all shares of common stock of NAPW will be exchanged for 6,309,845 shares of Professional Diversity’s common stock (the “Merger Transaction”). Also, at the effective time of the Merger Transaction, Professional Diversity will pay to Mr. Proman $3,450,000 in cash and issue to Mr. Proman a promissory note in the principal amount of $550,000. As additional consideration, Mr. Proman will also receive options to purchase 183,000 shares of Professional Diversity’s common stock at an exercise price of $3.45, warrants to purchase 50,000 shares of common stock at $4.00 per share and warrants to purchase 131,250 shares of common stock at $10.00 per share.

In consideration for its services as financial advisor to the Company, Professional Diversity will also issue Aegis Capital Corp. (“Aegis”) a warrant to purchase 50,000 shares of its common stock with an exercise price of $4.00 per share.

Promissory Note

On the closing date of the Merger Transaction, Professional Diversity will issue Mr. Proman a promissory note in the amount of $550,000 (the “Note”). The Note will have an annual interest rate of 0.35% and will be due and payable in quarterly installments of $137,500 on each of November 15, 2014, February 15, 2015, May 15, 2015, and August 15, 2015.

If on any installment payment, as of the end of NAPW’s most recently ended fiscal quarter, NAPW (on a stand-alone basis) fails to maintain both annualized gross revenue (as defined in the Note) for the period from June 30, 2014 to such fiscal quarter end of at least $20,000,000 and (ii) positive net cash from operations less capital expenditures (“cash flow from operations”) for the fiscal quarter then ended of at least an amount equal to the sum of $137,500 plus all interest that will have accrued under the Note to such installment payment date, then (1) except as provided in the following provision, payment of the quarterly principal installment of the Note and all unpaid accrued interest will be deferred to the installment payment date that follows the next fiscal quarter end of NAPW that NAPW (on a stand-alone basis) has maintained both annualized gross revenue of at least $20,000,000 as of such fiscal quarter end and positive cash flow from operations for the fiscal quarter then ended of at least an amount equal to the sum of $137,500 plus all accrued interest (2) not more than $137,500 principal amount of the Note will be due on any such deferred installment payment date, and (3) the maturity date of the Note shall be correspondingly extended until such time as the Note may be paid in full; provided, however, that, on any installment payment date following a fiscal quarter end that NAPW has maintained both annualized gross revenue of at least $20,000,000 as of such fiscal quarter end and positive cash flow from operations for the fiscal quarter then ended that is less than an amount equal to the sum of $137,500 plus all accrued interest, then Professional Diversity will pay Mr. Proman an aggregate amount equal to the amount of such positive cash flow from operations to be applied as follows: (x) first to pay accrued and unpaid interest and (y) thereafter, to repay the outstanding principal of the Note and shall reduce the scheduled principal installments in the reverse order of maturity.

Pro Forma Condensed Combined Balance Sheet

June 30, 2014

(Unaudited)

	Professional Diversity	NAPW	Pro Forma Adjustments		Pro Forma Condensed Combined
	(a)	(b)

Current Assets:
Cash and cash equivalents	$ 5,609,138	$ 148,155	$ (3,450,000)	(c)	$ 2,307,293
Accounts receivable	1,542,643	267,360	-		1,810,003
Short-term investments	11,876,078	-	-		11,876,078
Prepaid expense and other current assets	331,882	534,379	-		866,261
Total current assets	19,359,741	949,894	(3,450,000)		16,859,635

Property and equipment, net	55,957	726,661	-		782,618
Capitalized technology, net	616,296	-	-		616,296
Prepaid license fee	450,000	-	-		450,000
Goodwill	735,328	-	38,847,428	(c)	44,852,756
			5,270,000	(f)
Sales process	-	-	2,290,000	(c)	2,290,000
Paid member relationships		-	860,000	(c)	860,000
Member lists		-	8,957,000	(c)	8,957,000
Developed technology		-	648,000	(c)	648,000
Trade name	90,400	-	420,000	(c)	510,400
Deferred tax asset	893,421	-	-		893,421
Security deposits	12,644	342,190	-		354,834
Incremental direct costs	-	1,022,565	-		1,022,565
Merchant reserve	-	966,055	-		966,055
Other assets	-	10,000	-		10,000
Total assets	$ 22,213,787	$ 4,017,365	$ 53,842,428		$ 80,073,580

Current Liabilities:
Accounts payable and accrued expenses	$ 1,016,820	$ 6,478,105	$ 980,000	(d)	$ 8,474,925
Deferred revenue	1,377,015	11,120,914	-		12,497,929
Warrant liability	71,689	-	-		71,689
Merchant cash advances	-	-	-		-
Capital lease obligations, current portion	-	35,673	-		35,673
Note payable - current portion	-	-	535,037	(c)	535,037
Total current liabilities	2,465,524	17,634,692	1,515,037		21,615,253

Deferred rent	-	620,368	-		620,368
Deferred tax liability	-	-	5,270,000	(f)	5,270,000
Total liabilities	2,465,524	18,255,060	6,785,037		27,505,621

Commitments and contingencies

Stockholders' Equity
Common stock	63,182	-	63,098	(c)	126,280
Additional paid in capital	21,909,289	-	36,547,879	(c)	58,600,364
			143,196	(e)
Accumulated deficit	(2,187,091)	(14,237,695)	11,426,413	(c)	(6,121,569)
			(143,196)	(e)
			(980,000)	(d)
Treasury stock	(37,117)	-	-		(37,117)
Total stockholders' equity	19,748,263	(14,237,695)	47,057,391		52,567,959

Total liabilities and stockholders' equity	$ 22,213,787	$ 4,017,365	$ 53,842,428		$ 80,073,580

See Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)

Derived from the unaudited balance sheet of Professional Diversity as of June 30, 2014.

(b)

Derived from the unaudited balance sheet of NAPW as of June 30, 2014.

(c)

Reflects the allocation, on a preliminary basis, of cost associated with the Merger Transaction under the acquisition method of accounting as though the acquisition occurred on June 30, 2014. The fair value of the common stock issued was determined using the closing market price of Professional Diversity’s common stock on August 22, 2014, which was $5.66 per share. The fair value of the options and warrants to be issued was determined using the Black-Scholes option-pricing model. The preliminary allocation of the purchase price is as follows:

Fair value of common stock issued (6,309,845 shares)	$35,713,723
Cash paid	3,450,000
Promissory note issued	535,037
Stock options issued (183,000 options)	601,831
Common stock purchase warrants issued (181,250 warrants)	295,424
Total consideration	40,596,015

Allocated to:
Cash and cash equivalents	$ 148,155
Accounts receivable	267,360
Prepaid expenses and other current assets	534,379
Property and equipment	726,661
Security deposits	342,190
Incremental direct costs	1,022,565
Merchant reserve	966,055
Other assets	10,000
Accounts payable and accrued expenses	(6,478,105)
Deferred revenue	(8,930,000)
Merchant cash advances	-
Capital lease obligations	(35,673)
Net liabilities assumed	(11,426,413)

Excess of purchase price over net liabilities assumed before allocation to identifiable intangible assets and goodwill	$ 52,022,428

An increase or decrease of 1% in Professional Diversity’s common stock price will result in an approximate $357,000 increase or decrease to the amount recorded as goodwill.

The fair value of deferred revenue was determined to be $8,930,000, based upon management’s estimate of how much it would cost to transfer the liability. The liability is measured as the direct, incremental cost to fulfill the legal performance obligation, plus a reasonable profit margin. Management has also made the initial determination that all other assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximates their recorded cost. While a final determination of the value of the identifiable intangibles has not been completed, management has made an initial determination that approximately $13,175,000 of the excess of the purchase price over the net liabilities assumed should be allocated to identifiable intangible assets. The unidentified excess of the purchase price over the fair value of the net liabilities assumed has been recorded as goodwill.

	Amount	Estimated Useful Life (Years)
Sales Process	$ 2,290,000	10
Paid Member Relationships	860,000	5
Member Lists	8,957,000	5
Developed Technology	648,000	3
Trade Name/Trademarks	420,000	4
Goodwill	38,847,428
	$52,022,428

(d)

To record direct, incremental costs to be incurred in connection with the Merger Transaction of approximately $980,000. These costs have been accrued on the pro forma condensed combined balance sheet as of June 30, 2014 in accounts payable and accrued expenses, and are also included in accumulated deficit.

(e)

To record the fair value of warrants to be issued to Aegis to purchase 50,000 shares of Professional Diversity’s common stock at an exercise price of $4.00 per share. The fair value of the warrant to be issued of $143,196 was determined using the Black-Scholes option-pricing model.

(f)

Represents the income tax effect of the acquisition date differences between the financial reporting and income tax bases of assets acquired and liabilities assumed, excluding goodwill. The deferred tax liability was calculated using a 40% tax rate.

Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2014

(Unaudited)

	Professional Diversity	NAPW	Pro Forma Adjustments		Pro Forma Condensed Combined
	(a)	(b)

Revenues	$ 2,269,941	$ 12,479,318	$ -		$ 14,749,259

Costs and expenses:
Cost of services	762,225	862,851	-		1,625,076
Sales and marketing	1,559,527	6,874,866	-		8,434,393
General and administrative	1,107,715	5,932,683	-		7,040,398
Depreciation and amortization	184,555	90,608	1,256,700	(e)	1,531,863
Total costs and expenses	3,614,022	13,761,008	1,256,700		18,631,730

(Loss) income from operations	(1,344,081)	(1,281,690)	(1,256,700)		(3,882,471)

Other income (expense)	67,256	(17,148)	(8,444)	(f)	41,664
Change in fair value of warrant liability	13,532	-	-		13,532

(Loss) income before income taxes	(1,263,293)	(1,298,838)	(1,265,144)		(3,827,275)
Income tax benefit	(512,589)	-	(1,025,593)	(g)	(1,538,182)
Net (loss) income	$ 750,704)	$ (1,298,838)	$ (239,551)		$ (2,289,093)

Net (loss) income per common share, basic and diluted	$ (0.12)				$ (0.18)

Weighted average number of shares outstanding
Basic and diluted	6,314,866		6,309,845	(h)	12,624,711

See Notes to the Unaudited Pro Forma Condensed Combined Statements of Operation

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

(Unaudited)

	Professional Diversity	NAPW	Pro Forma Adjustments		Pro Forma Condensed Combined
	(c)	(d)

Revenues	$ 4,034,644	$ 19,762,735	$ -		$ 23,797,379

Costs and expenses:
Cost of services	1,152,544	1,797,790	-		2,950,334
Sales and marketing	2,346,847	11,150,883	-		13,497,730
General and administrative	2,268,118	9,068,538	-		11,336,656
Depreciation and amortization	281,648	188,236	2,513,400	(e)	2,983,284
Gain on sale of property and equipment	(4,158)	-	-		(4,158)
Total costs and expenses	6,044,999	22,205,447	2,513,400		30,763,846

(Loss) income from operations	(2,010,355)	(2,442,712)	(2,513,400)		(6,966,467)

Other income (expense)	(137,011)	(32,423)	(16,888)	(f)	(186,322)
Change in fair value of warrant liability	330,147	-	-		330,147

(Loss) income before income taxes	(1,817,219)	(2,475,135)	(2,530,288)		(6,822,642)
Income tax benefit	(380,832)	-	(2,002,169)	(g)	(2,383,001)
Net (loss) income	$ (1,436,387)	$ (2,475,135)	$ (528,119)		$ (4,439,641)

Net (loss) income per common share, basic and diluted	$ (0.23)				$ (0.35)

Weighted average number of shares outstanding
Basic and diluted	6,318,085		6,309,845	(h)	12,627,930

See Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)

Derived from the unaudited statement of comprehensive loss of Professional Diversity for the six months ended June 30, 2014.

(b)

Derived from the unaudited statement of operations of NAPW for the six months ended June 30, 2014.

(c)

Derived from the audited statement of comprehensive loss of Professional Diversity for the year ended December 31, 2013.

(d)

Derived from the audited statement of operations of NAPW for the year ended December 31, 2013.

(e)

Reflects the amortization of the values assigned to the sales processes acquired over an estimated useful life of ten years, paid member lists acquired over an estimated useful life of five years, member lists acquired over an estimated useful life of five years, developed technology acquired over an estimated useful life of three years and trade names/trademarks acquired over an estimated useful life of four years.

(f)

Reflects (1) contractual interest expense incurred on the $550,000 Note to be issued to Mr. Proman upon consummation of the Merger Transaction and (2) amortization of the debt discount incurred in connection with the Note. The stated interest rate of the Note is 0.35%, which was determined to be below Professional Diversity’s expected borrowing rate of 4.80%, therefore the Note was discounted by $14,963 using a 4.45% imputed annual interest rate. The discount is being amortized over the term of the Note and recorded as interest expense in the pro forma condensed combined statement of operations.

(g)

Reflects adjustment of the tax benefit related to NAPW at an estimated tax rate of 40%, which represents the tax effects that management estimates would have been reported had NAPW been subject to U.S. federal and state income taxes as a corporation for all periods presented.

(h)

Since the Merger Transaction is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the 6,309,845 shares of common stock issuable relating to the Merger Transaction have been outstanding for the each entire period presented.